Exhibit 3.1

                            AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION
                                     OF
                 CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.




                  Pursuant to Sections 242 and 245 of the
                      Delaware General Corporation Law





                  Chicago Mercantile Exchange Holdings Inc. (the
"Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

                  (1) The name of the Corporation is Chicago Mercantile Exchange Holdings Inc. The Corporation was originally incorporated under the name Chicago Mercantile Exchange Holdings Inc. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on August 2, 2001.

                  (2) This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and by the sole stockholder of the Corporation in accordance with Sections 228, 242 and 245 of the GCL.

                  (3) This Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended or supplemented.

                  (4) The text of the Certificate of Incorporation is amended and restated in its entirety as follows:

         ARTICLE ONE: The name of the corporation is CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

         ARTICLE TWO: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the corporation's registered agent at such address is The Corporation Trust Company.

         ARTICLE THREE: The purpose of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as set forth in Title 8 of the Delaware Code (the "DGCL").

         ARTICLE FOUR: The total number of shares of all classes of capital stock that the corporation is authorized to issue is 148,003,138 shares, of which:

         10,000,000 shares shall be shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), including 140,000 authorized shares of Series A Junior Participating Preferred Stock (the "Series A Junior Participating Preferred Stock");

         100,000,000 shares shall be shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock");

         9,500,000 shares shall be shares of Class A-1 Common Stock, par value $.01 per share (the "Class A-1 Common Stock");

         9,500,000 shares shall be shares of Class A-2 Common Stock, par value $.01 per share (the "Class A-2 Common Stock");

         9,500,000 shares shall be shares of Class A-3 Common Stock, par value $.01 per share (the "Class A-3 Common Stock");

         9,500,000 shares shall be shares of Class A-4 Common Stock, par value $.01 per share (the "Class A-4 Common Stock");

         625 shares shall be shares of Class B-1 Common Stock, par value $.01 per share (the "Class B-1 Common Stock");

         813 shares shall be shares of Class B-2 Common Stock, par value $.01 per share (the "Class B-2 Common Stock");

         1,287 shares shall be shares of Class B-3 Common Stock, par value $.01 per share (the "Class B-3 Common Stock"); and

         413 shares shall be shares of Class B-4 Common Stock, par value $.01 per share (the "Class B-4 Common Stock").

         The term "Common Stock" shall mean, collectively, the Class A Common Stock, the Class A-1 Common Stock, the Class A-2 Common Stock, the Class A-3 Common Stock, the Class A-4 Common Stock, the Class B-1 Common Stock, the Class B-2 Common Stock, the Class B-3 Common Stock and the Class B-4 Common Stock. The board of directors is expressly authorized to designate and issue any number of authorized but unissued shares of Class A Common Stock as Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock or Class A-4 Common Stock. The designations, voting powers, optional or other special rights and the qualifications, limitations or restrictions thereof, of the above classes shall be as follows:

                                  DIVISION A
                                PREFERRED STOCK

         The rights, preferences and privileges and qualifications, limitations and restrictions granted to and imposed on the shares of Preferred Stock of the corporation shall be as set forth below in this Division A.

         Shares of Preferred Stock may be issued in one or more series at such time or times, and for such consideration or considerations, as the board of directors shall determine. The board of directors is hereby authorized to fix, state and establish, in the resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock, the relative powers, rights, designations, preferences, qualifications, limitations and restrictions of such series in relation to any other series of Preferred Stock at the time outstanding. The board of directors is also expressly authorized to fix the number of shares of each such series, but not below the number of shares thereof then outstanding. The authority of the board of directors with respect to each series of Preferred Stock shall include (without limitation) the determination of the following:

                  (a) the dividend rate on the shares of such series, whether dividends shall be cumulative, and, if so, from which date or dates, and the rights of priority, if any, with respect to the payment of dividends on the shares of such series relative to other series of Preferred Stock or classes of stock;

                  (b) whether the shares of such series shall have voting rights (other than the voting rights provided by law) and, if so, the terms and extent of such voting rights;

                  (c) whether the shares of such series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon the occurrence of such events as the board of directors may prescribe;

                  (d) whether the shares of such series shall be subject to redemption by the corporation or at the request of the holder(s) thereof, and, if so, the terms and conditions of any such redemption;

                  (e) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the rights of priority, if any, with respect to the distribution of assets on the shares of such series relative to other series of Preferred Stock or classes of stock; and

                  (f) any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the board of directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation, as the same may be amended from time to time.

                                  * * * *

                  Pursuant to the above stated authority, the board of directors has designated the following series of Preferred Stock:

                  SECTION 1. DESIGNATION AND AMOUNT.

                  The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 140,000.

                  SECTION 2. DIVIDENDS AND DISTRIBUTIONS.

                  (a) The holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (x) $.01 or (y) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Class A Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Class A Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the corporation shall at any time after the date of consummation of the merger of CME Merger Subsidiary Inc. with and into the Exchange (as defined below) (the "Rights Declaration Date") (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (y) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

                  (b) The corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph
(a) above immediately after it declares a dividend or distribution on the Class A Common Stock (other than a dividend payable in shares of Class A Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Class A Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The board of directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                  SECTION 3. VOTING RIGHTS.

                  The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

                  (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the corporation. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

                  (b) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Class A Common Stock and Class B Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

                  (c) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two directors.

                              (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to Paragraph (c)(iii) of this Section 3 or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that such voting right shall not be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the board of directors as may then exist up to two directors or, if such right is exercised at an annual meeting, to elect two directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

                              (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the board of directors may order, or any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, any Managing Director or the Secretary of the corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him or her at his or her last address as the same appears on the books of the corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

                              (iv) In any default period, the holders of Common Stock, and other classes of stock of the corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the board of directors may (except as provided in Paragraph (c)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (c) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                              (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or bylaws irrespective of any increase made pursuant to the provisions of Paragraph (c)(ii) of this
         Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the board of directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

                  (d) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  SECTION 4. CERTAIN RESTRICTIONS.

                  (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the corporation shall not:

                              (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                              (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                              (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

                              (iv) purchase or otherwise acquire for
         consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under Paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  SECTION 5. REACQUIRED SHARES.

                  Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the board of directors, subject to the conditions and restrictions on issuance set forth herein.

                  SECTION 6. LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to 1,000 times the Exercise Price, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in Paragraph
(c) of this Section 6 to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause
(ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of both classes of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

                  (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of both classes of Common Stock.

                  (c) In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

                  SECTION 7. CONSOLIDATION, MERGER, ETC.

                  In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Class A Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Class A Common Stock is changed or exchanged. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

                  SECTION 8. NO REDEMPTION.

                  The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

                  SECTION 9. AMENDMENT.

                  The Certificate of Incorporation of the corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

                  SECTION 10. FRACTIONAL SHARES.

                  Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

                                    * * * *

                                  DIVISION B
                                 COMMON STOCK

         SUBDIVISION 1:    GENERAL PROVISIONS

         The rights, preferences and privileges, and qualifications, limitations and restrictions granted to and imposed on the classes of Common Stock shall be as set forth in this Division B.

                  SECTION 1. DEFINITIONS.

                  In addition to the terms defined elsewhere, the following terms shall have the respective meanings set forth below:

                  "Class B Common Stock" shall mean, collectively, Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock.

                  "Conversion Transfers" shall mean any of the following:

                  (1) Transfers to the corporation;

                  (2) Transfers in a Secondary Sale Process or in an IPO;

                  (3) Transfers to satisfy Exchange claims or the claims of other members as permitted or required under Exchange rules; and

                  (4) Transfers approved as Conversion Transfers by the board of directors of the corporation.

                  "Core Rights" shall mean:

                  (1) the divisional product allocation rules applicable to each membership class as set forth in the rules of the Exchange;

                  (2) the trading floor access rights and privileges granted to members of the Exchange;

                  (3) the number of authorized and issued shares of any class of Class B Common Stock; or

                  (4) the eligibility requirements for any Person to exercise any of the trading rights or privileges of members in the Exchange.

                  "Effectiveness Date" shall mean the date of acceptance by the Delaware Secretary of State of the filing of this Certificate of Incorporation.

                  "Exchange" shall mean Chicago Mercantile Exchange Inc., the subsidiary of the corporation conducting its exchange operations.

                  "IPO" shall mean an initial public offering of Class A Common Stock that has been underwritten by one or more nationally recognized underwriting firms, following which shares of the Class A Common Stock are listed on a securities exchange such as the New York Stock Exchange or the Nasdaq National Market.

                  "IPO Date" shall mean the date on which the corporation shall have closed an IPO.

                  "Non-Conversion Transfers" shall mean any of the following:

                  (1) Transfers of Restricted Class A Shares with a share of Class B Common Stock; provided that, in order to qualify as a Non-Conversion Transfer, a share of Class B Common Stock must be transferred (in accordance with the rules of the Exchange) as a bundle with the following shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock and Class A-4 Common Stock:
         Class B-1 Common Stock -- 4,500 shares each of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock and 4,499 shares of Class A-4 Common Stock; Class B-2 Common Stock -- 3,000 shares each of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock and 2,999 shares of Class A-4 Common Stock; Class B-3 Common Stock -- 1,500 shares each of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock and 1,499 shares of Class A-4 Common Stock; and Class B-4 Common Stock -- 25 shares each of Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock and 24 shares of Class A-4 Common Stock; provided further, that the Transfer of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock or Class A-4 Common Stock as specified above shall not be required to be transferred with a share of Class B Common Stock, if any such shares are no longer Restricted Class A Shares;

                  (2)      Transfers of Restricted Class A Shares to:

                           (A) the transferor's spouse or child, provided that
                  the transferor was a holder on the Effective Date of the shares being transferred, or the transferor is a member of the Exchange;

                           (B) a trust for the sole benefit of the transferor
                  or the transferor's spouse or child, provided that the transferor was a holder on the Effective Date of the shares being transferred, or the transferor is a member of the Exchange;

                           (C) the beneficial owner of an individual
                  retirement account, provided that the transferor is such individual retirement account;

                           (D) the estate of a deceased holder of shares
                  provided that either (1) the deceased holder was a holder on the Effective Date of the shares being transferred; or (2) the deceased holder was a member of the Exchange on the date of death; and such transfer was pursuant to the deceased holder's will or the laws of descent and distribution; or

                           (E) the beneficiary of an estate referred to in
                  clause (D) above, provided that the transferor is such estate and such beneficiary is the spouse or child of the deceased holder or a trust for the sole benefit of such spouse or child;

                  (3) Bona fide pledges to a commercial bank, a savings and loan institution or any other lending or financial institution or any member or clearing member as security for indebtedness of the holder incurred to acquire a membership interest in the Exchange;

                  (4) Pledges as collateral to or assignment for the benefit of clearing members as permitted or required under Exchange rules; and

                  (5) Transfers approved as Non-Conversion Transfers by the board of directors of the corporation.

                  "Notice of Secondary Sale Opportunity" shall mean a written notice given by the corporation, at least 60 days prior to the expiration of the applicable transfer restriction period, to each then registered holder of Restricted Class A Shares to the effect that the corporation intends to guide a secondary sales opportunity, which may be a secondary offering of shares underwritten by one or more nationally recognized underwriting firms, a sale of shares to one or more purchasers in a limited offering or sales process, a repurchase of shares by the corporation or such other process or means as the board of directors may determine.

                  A "Permitted Transfer" means Conversion Transfers and Non-Conversion Transfers.

                  "Person" shall mean any individual, corporation, partnership, trust or other entity.

                  "Restricted Class A Shares" shall mean all issued and outstanding shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock and Class A-4 Common Stock prior to the time any such shares have converted into Unrestricted Class A Shares pursuant to this Certificate of Incorporation.

                  "Secondary Sale Process" shall mean a sale process guided by the corporation pursuant to Paragraphs (a)(ii) or (iii) of Section 1 of Subdivision 3 as provided in the Notice of Secondary Sale Opportunity.

                  A "Transfer" (and the related term "Transferred") shall mean any sale, pledge, gift, assignment or other transfer of any ownership in any share of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock, Class A-4 Common Stock or Class B Common Stock.

                  "Unrestricted Class A Shares" shall mean shares of Class A Common Stock.

                  SECTION 2. GENERAL.

                  Except as otherwise set forth in this Division B, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of each class of Common Stock shall be identical in all respects.

                  SECTION 3. DIVIDENDS.

                  Subject to the rights of the holders of Preferred Stock, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation or property of the corporation as may be declared thereon by the board of directors from time to time out of assets or funds of the corporation legally available therefore, and shall share equally on a per share basis in all such dividends and other distributions.

                  SECTION 4. VOTING RIGHTS.

                  Subject to the rights of holders of Class B Common Stock set forth in this Division B, at every meeting of the shareholders of the corporation in connection with the election of Equity Directors (as defined below) and all other matters submitted to a vote of shareholders, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock registered in his or her name on the transfer books of the corporation. Except as otherwise required by law or by this Division B, the holders of each class of Common Stock shall vote together as a single class, subject to any right that may be conferred upon holders of Preferred Stock to vote together with holders of Common Stock on all matters submitted to a vote of shareholders of the corporation.

                  SECTION 5. LIQUIDATION RIGHTS.

                  Upon the liquidation, dissolution or winding up of the corporation, holders of Common Stock shall be entitled to receive any amounts available for distribution to holders of Common Stock after the payment of, or provision for, obligations of the corporation and any preferential amounts payable to holders of any outstanding shares of Preferred Stock.

                  SECTION 6. REORGANIZATION, CONSOLIDATION OR MERGER.

                  In case of any reorganization or any consolidation of the corporation with one or more other corporations or a merger of the corporation with another corporation, each holder of a share of Class A Common Stock, Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock and Class A-4 Common Stock shall be entitled to receive with respect to that share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon the reorganization, consolidation or merger by a holder of a share of any of them.

         SUBDIVISION 2:  CLASS B COMMON STOCK

         The rights, preferences and privileges, and qualifications, limitations and restrictions granted to and imposed on the shares of Class B Common Stock of the corporation shall be as set forth in Subdivision 1 and this Subdivision 2 of this Division B.

                  SECTION 1. SPECIAL VOTING RIGHTS.

                  In addition to the voting rights set forth in Subdivision 1 of this Division B, the holders of shares of Class B Common Stock shall, subject to Paragraph (c) of this Section 1, have the following additional voting rights:

                  (a) ELECTION OF CLASS B DIRECTORS. Subject to and in accordance with Article Five, Holders of shares of Class B-1 Common Stock shall have the sole right to elect three directors to the corporation's board of directors (the "Class B-1 Directors"), and each holder of Class B-1 Common Stock shall have one vote per share in any such election. Holders of shares of Class B-2 Common Stock shall have the sole right to elect two directors to the corporation's board of directors (the "Class B-2 Directors"), and each holder of Class B-2 Common Stock shall have one vote per share in any such election. Holders of shares of Class B-3 Common Stock shall have the sole right to elect one director to the corporation's board of directors (the "Class B-3 Director"), and each holder of Class B-3 Common Stock shall have one vote per share in any such election.

                  (b) CORE RIGHTS. Any change, amendment or modification of the Core Rights or of the terms of Section 3 of this Subdivision 2 shall be submitted to a vote of the holders of the Class B Common Stock for their consideration and approval. In any such vote, holders of Class B-1 Common Stock shall be entitled to six votes for each share of Class B-1 Common Stock held, holders of Class B-2 Common Stock shall be entitled to two votes for each share of Class B-2 Common Stock held, holders of Class B-3 Common Stock shall be entitled to one vote for each share of Class B-3 Common Stock held and holders of Class B-4 Common Stock shall be entitled to one-sixth of one vote for each share of Class B-4 Common Stock held. Any such change, amendment or modification must be approved by a majority of the aggregate votes cast by the holders of the Class B Common Stock present (in person or by proxy) and voting at the meeting of holders of Class B Common Stock called for the purpose of voting on the proposed change, amendment or modification; provided that holders of at least a majority of the aggregate number of votes entitled to vote on the matter shall be present, in person or by proxy, at such meeting. The absence of a quorum of the holders of Common Stock shall not effect the exercise by the holders of Class B Common Stock of the voting rights granted pursuant to this Paragraph (b).

                  (c) LIMITATION ON VOTING RIGHTS. Notwithstanding anything to the contrary contained in this Section 1 of this Subdivision 2, for so long as any Person or group of Persons acting in concert beneficially own (as defined below) 15% or more of the outstanding shares of any class of Class B Common Stock, then in any election of directors elected by that class or other exercise of voting rights with respect to Core Rights or with respect to the election or removal of directors elected by that class, such Person or group shall only be entitled to vote (or otherwise exercise voting rights with respect to a number of shares of that class of Class B Common Stock that constitutes a percentage of the total number of shares of that class of Class B Common Stock then outstanding which is less than or equal to such Person or group's Entitled Voting Percentage (as defined below). For the purposes hereof, a Person or group's "Entitled Voting Percentage" at any time shall mean the percentage of the then outstanding shares of Class A Common Stock, Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock and Class A-4 Common Stock in the aggregate, beneficially owned by such Person or group at such time. For purposes of this Paragraph (c), a "beneficial owner" of Common Stock includes any Person or group of Persons who, directly or indirectly, including through any contract, arrangement, understanding, relationship or otherwise, written or oral, formal or informal, control the voting power (which includes the power to vote or to direct the voting) of such Common Stock.

                  SECTION 2. LIMITATION ON OWNERSHIP AND TRANSFER
RESTRICTIONS.

                  (a) Shares of Class B Common Stock may not be Transferred at any time except as follows and subject to the following limitations:

                           (i) No person may own a share of Class B-1 Common
                  Stock unless that person is recognized on the books and records of the Exchange as the owner of a Chicago Mercantile Exchange Division membership ("CME Membership") in the Exchange as governed by the rules of the Exchange; provided that each holder shall not be permitted to own more than one share of Class B-1 Common Stock for each CME Membership;

                           (ii) No person may own a share of Class B-2 Common
                  Stock unless that person is recognized on the books and records of the Exchange as the owner of an International Monetary Market Division membership ("IMM Membership") in the Exchange as governed by the rules of the Exchange; provided that each holder shall not be permitted to own more than one share of Class B-2 Common Stock for each IMM Membership;

                           (iii) No person may own a share of Class B-3 Common
                  Stock unless that person is recognized on the books and records of the Exchange as the owner of an Index and Option Market Division membership ("IOM Membership") in the Exchange as governed by the rules of the Exchange; provided that each holder shall not be permitted to own more than one share of Class B-3 Common Stock for each IOM Membership;

                           (iv) No person may own a share of Class B-4 Common
                  Stock unless that person is recognized on the books and records of the Exchange as an owner of a Growth and Emerging Markets Division membership ("GEM Membership") as governed by the rules of the Exchange; provided that each holder shall not be permitted to own more than one share of Class B-4 Common Stock for each GEM Membership;

                  (b) No share of Class B-1 Common Stock may be Transferred other than in connection with the Transfer of a CME Membership made in accordance with the rules of the Exchange; provided that no more than one share of Class B-1 Common Stock may be Transferred with a CME Membership;

                  (c) No share of Class B-2 Common Stock may be Transferred other than in connection with the Transfer of an IMM Membership made in accordance with the rules of the Exchange; provided that no more than one share of Class B-2 Common Stock may be Transferred with an IMM Membership;

                  (d) No share of Class B-3 Common Stock may be Transferred other than in connection with the Transfer of an IOM Membership made in accordance with the rules of the Exchange; provided that no more than one share of Class B-3 Common Stock may be Transferred with an IOM Membership;

                  (e) No share of Class B-4 Common Stock may be Transferred other than in connection with the Transfer of a GEM Membership made in accordance with the rules of the Exchange; provided that no more than one share of Class B-4 Common Stock may be Transferred with a GEM Membership;

                  (f) Every certificate for shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock shall bear a legend on its face reading as follows:

                           "The shares of Common Stock represented by this
                  certificate may not be Transferred to any person in connection with a Transfer that does not meet the rules of Chicago Mercantile Exchange Inc. or the terms of the Certificate of Incorporation of this corporation until the transfer restrictions applicable to the shares represented by this certificate expire, and no person who receives the shares represented by this certificate in connection with a Transfer that does not satisfy the rules of Chicago Mercantile Exchange Inc. or the terms of the Certificate of Incorporation of this corporation prior to such time is entitled to own or to be registered as the record holder of the shares of Common Stock represented by this certificate. Each holder of this certificate, by accepting the certificate, accepts and agrees to all of the foregoing."

                  (g) Except as permitted by this Section 2 of this Subdivision 2, any proposed Transfer of shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock or Class B-4 Common Stock shall be void.

                  SECTION 3. COMMITMENT TO MAINTAIN FLOOR TRADING.

                  The corporation shall cause the Exchange, (i) as long as an open outcry market is liquid (as defined below), to maintain for such open outcry market a facility for conducting business, for the dissemination of price information, for clearing and delivery and (ii) to provide reasonable financial support (consistent with the calendar year 1999 budget levels established by Chicago Mercantile Exchange, an Illinois not-for-profit corporation, the predecessor of the Exchange) for technology, marketing and research for open outcry markets. If an open outcry market is not liquid, as determined by the board of directors, the board may determine, in its sole discretion, whether such obligations will continue, and for how long, in respect of such market. For purposes of this Section, an open outcry market will be deemed "liquid" if it meets any of the following tests on a quarterly basis:

                  (a) if a comparable exchange-traded product exists, including electronic trading at the Exchange, the Exchange's open outcry market has maintained at least 30% of the average daily volume of such comparable product (including, for calculation purposes, volume from exchange-for-physical transactions in such open outcry market); or

                  (b) if a comparable exchange-traded product exists and the product trades exclusively by open outcry at the Exchange, the Exchange's open outcry market has maintained at least 30% of the open interest of such comparable product; or

                  (c) if no comparable exchange-traded product exists, the open outcry market has maintained at least 40% of the average quarterly volume in that market during 1999 at Chicago Mercantile Exchange, an Illinois not-for-profit corporation, the predecessor of the Exchange (including, for calculation purposes, volume from exchange-for-physical transactions in such open outcry market); or

                  (d) if no comparable exchange-traded product exists and the product trades exclusively by open outcry, the open outcry market has maintained at least 40% of the average open interest in that market during 1999 at Chicago Mercantile Exchange, an Illinois not-for-profit corporation, the predecessor of the Exchange.

         SUBDIVISION 3:  CLASS A COMMON STOCK

         The rights, preferences and privileges, and qualifications, limitations and restrictions granted to and imposed on the shares of Class A Common Stock of the corporation shall be as set forth in Subdivision 1 and this Subdivision 3 of this Division B.

                  SECTION 1. TRANSFER RESTRICTIONS; CONVERSION INTO CLASS A COMMON STOCK.

                  (a) In the event that an IPO Date is on or prior to December 15, 2002, then, no Restricted Class A Shares may be Transferred other than in a Permitted Transfer, except as follows:

                           (i) During the period commencing on the
         Effectiveness Date and ending on the date occurring 180 days after the IPO Date, Restricted Class A Shares may only be Transferred in a Permitted Transfer.

                           (ii) On the 181st day after the IPO Date the restrictions on Transfer applicable to the Class A-1 Common Stock shall expire and all issued and outstanding Class A-1 Common Stock shall automatically convert (without any action by the holder) into Unrestricted Class A Shares; PROVIDED, HOWEVER, if the corporation shall give, on or before the 120th day after the IPO Date, a Notice of Secondary Sale Opportunity, then (x) the corporation shall have until the 240th day after the IPO Date in order to complete the Secondary Sale Process contemplated in said notice, and (y) the Class A-1 Common Stock shall not convert into Unrestricted Class A Shares on such 181st day and such shares may not be Transferred (other than in a Permitted Transfer); PROVIDED FURTHER, HOWEVER:

                                    (A) if (x) the Secondary Sale Process is
                  completed on or before the 240th day after the IPO Date and
                  (y) not less than the lesser of all of the issued and outstanding shares of Class A-1 Common Stock or the number of such shares of Class A-1 Common Stock requested to be included in such sale process are sold, no shares of Class A-1 Common Stock shall convert into Unrestricted Class A Shares and such shares may not be Transferred other than in a Permitted Transfer (other than the shares sold in such Secondary Sale Process); or

                                    (B) if (x) the Secondary Sale Process is
                  so completed on or before the 240th day after the IPO Date and (y) less than the lesser of all of the issued and outstanding shares of Class A-1 Common Stock or the number of such shares of Class A-1 Common Stock requested to be included in such sale process are sold, then on the 241st day after the IPO Date the shares of Class A-1 Common Stock requested by holders to be included in the Secondary Sale Process and not sold in such sale process shall automatically convert (without any action by the holder) into Unrestricted Class A Shares. Any shares of Class A-1 Common Stock not requested to be included in such sale process shall not convert into Unrestricted Class A Shares and may not be Transferred other than in a Permitted Transfer; or

                                    (C) if the Secondary Sale Process is not
                  completed on or before the 240th day after the IPO Date, then on the 241st day after the IPO Date all issued and outstanding shares of Class A-1 Common Stock shall automatically convert into Unrestricted Class A Shares.

                           (iii) On the 361st day after the IPO Date the restrictions on Transfer applicable to the Class A-2 Common Stock shall expire and all issued and outstanding Class A-2 Common Stock shall automatically convert (without any action by the holder) into Unrestricted Class A Shares; PROVIDED, HOWEVER, if the corporation shall give, on or before the 300th day after the IPO Date, a Notice of Secondary Sale Opportunity, then (x) the corporation shall have until the 420th day after the IPO Date in order to complete the Secondary Sale Process contemplated in said notice, and (y) the Class A-2 Common Stock shall not convert into Unrestricted Class A Shares on such 361st day and such shares may not be Transferred (other than in a Permitted Transfers); PROVIDED FURTHER, HOWEVER:

                                    (A) if (x) the Secondary Sale Process is
                  so completed on or before the 420th day after the IPO Date and (y) not less than the lesser of all of the issued and outstanding shares of Class A-2 Common Stock or the number of such shares of Class A-2 Common Stock requested to be included in such sale process are sold, no shares of Class A-1 Common Stock or Class A-2 Common Stock shall convert into Unrestricted Class A Shares and such shares may not be Transferred other than in a Permitted Transfer (other than the shares sold in such Secondary Sale Process); or

                                    (B) if (x) the Secondary Sale Process is
                  so completed on or before the 420th day after the IPO Date and (y) less than the lesser of all of the issued and outstanding shares of Class A-2 Common Stock or the number of such shares of Class A-2 Common Stock requested to be included in such sale process are sold, then on the 421st day after the IPO Date all issued and outstanding shares of Class A-1 Common Stock and all shares of Class A-2 Common Stock requested to be included in such sale and not sold in such sale shall automatically convert (without any action by the holder) into Unrestricted Class A Shares. Any shares of Class A-2 Common Stock not requested to be included in such sale process shall not convert into Unrestricted Class A Shares and may not be Transferred other than in a Permitted Transfer; or

                                    (C) if the Secondary Sale Process is not
                  completed on or before the 420th day after the IPO Date, then on the 421st day after the IPO Date all issued and outstanding shares of Class A-1 Common Stock and Class A-2 Common Stock shall automatically convert (without any action by the holder) into Unrestricted Class A Shares.

                           (iv) On the 541st day after the IPO Date, all remaining Restricted Class A Shares shall automatically convert (without any action by the holder) into Unrestricted Class A Shares.

                           (v) Following each Notice of Secondary Sale
         Opportunity, each holder of Restricted Class A Shares may elect to include any or all of such holder's Restricted Class A Shares in the Secondary Sales Process contemplated by such notice by providing written notice of such election (a "Shareholder Election Notice"), including the number and class of shares elected to be included in such sale, to the secretary of the corporation within 20 days after the receipt of the Notice of Secondary Sale Opportunity. In the event that a Shareholder Election Notice is not received from a holder prior to such twentieth day, then such holder shall be deemed to have elected not to include any of such holder's shares in such Secondary Sale Process. Any Notice of Secondary Sale Opportunity shall be deemed to have been received by a holder three business days after deposited into the United States mail, if sent first class mail and addressed to the holder at such holder's address as it appears on the books and records of the corporation. Any Shareholder Election Notice shall be deemed received by the corporation when actually received by the secretary of the corporation at the principal place of business of the corporation in Chicago, Illinois or as otherwise provided in a notice by the corporation to holders of Restricted Class A Shares. Each shareholder shall be responsible for insuring that such holder's notice has been received by the corporation within the 20-day time period specified above. In the event that holders request to include more shares in the Secondary Sale Process than the board of directors determines in its sole discretion should be included in such sale, the board of directors shall develop, in its sole discretion, a mechanism for determining the Restricted Class A Shares that may be included in such sale; provided that preference shall be given to the class of Class A Common Stock that is scheduled to convert into Unrestricted Class A Shares in connection with the Secondary Sale Process. Each Shareholder Election Notice shall be irrevocable. Each holder's right to participate in a Secondary Sale Process is conditioned on such holder executing such agreements, including without limitation, underwriting agreements, placement agreements, agency agreements, custody agreements and powers of attorney, and providing such information as are required to complete the Secondary Sale Process. In the event that a holder fails to deliver such agreements and provide such information by the deadline specified in the Notice of Secondary Sale Opportunity, such holder shall be deemed to have elected not to participate in the Secondary Sale Process. The corporation shall not be responsible for the fees and expenses of any holder, including without limitation, broker commissions, agency fees and underwriting discounts and commissions which shall be the sole responsibility of each holder participating in the Secondary Sale Process. Nothing contained in this Subdivision 3 shall require the corporation to complete any Secondary Sales Process described in a Notice of Secondary Sale Opportunity, it being understood that the decision at any time to proceed shall be made in the sole discretion of the board of directors and that the board of directors may abandon any such Secondary Sales Process at any time.

                  (b) If, and only if, the IPO Date is not on or prior to December 15, 2002, then the provisions of Paragraph (a) shall cease to apply and shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock and Class A-4 Common Stock may not be Transferred (other than in a Permitted Transfer) until such shares convert into Unrestricted Class A Shares on the following dates:

                                            Date of Conversion
       Class                          into Unrestricted Class A Shares

       Class A-1 Common Stock               December 16, 2002
       Class A-2 Common Stock               March 16, 2003
       Class A-3 Common Stock               June 16, 2003
       Class A-4 Common Stock               September 16, 2003

                  (c) CONVERSION OF RESTRICTED CLASS A SHARES. Each share of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock and Class A-4 Common Stock shall automatically convert (without any action by the holder) into one Unrestricted Class A Share upon a Conversion Transfer or when the transfer restrictions applicable to such share shall expire and such share converts into an Unrestricted Class A Share as described in this Subdivision
3. Unrestricted Shares are not subject to restrictions on Transfer. Restricted Class A Shares shall not convert into Unrestricted Class A Shares upon a Non-Conversion Transfer.

                  (d) Any Person who takes shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock or Class A-4 Common Stock in a Transfer that complies with the provisions of this Section 1 may treat the endorsement on the certificate representing such shares, or the instrument of Transfer accompanying such shares, or the written instrument specified in the bylaws of the corporation with respect to uncertificated shares, as authorizing such Person on behalf of the transferor to convert the shares for the purpose of registering the Transfer to such Person of the shares of Class A Common Stock issuable upon conversion, and may convert such shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock and Class A-4 Common Stock accordingly.

                  (e) Every certificate for shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock and Class A-4 Common Stock shall bear a legend on its face reading as follows:

                           "The shares of Common Stock represented by this
                  certificate may not be Transferred to any person in connection with a Transfer that does not meet the qualifications set forth in the definition of "Permitted Transfers" of the Certificate of Incorporation of this corporation until the transfer restrictions applicable to the shares represented by this certificate expire, and no person who receives the shares represented by this certificate in connection with a Transfer that does not meet the qualifications prescribed by the definition of "Permitted Transfers" of the Certificate of Incorporation of this corporation prior to such time is entitled to own or to be registered as the record holder of the shares of Common Stock represented by this certificate. Each holder of this certificate, by accepting the certificate, accepts and agrees to all of the foregoing."

                  (f) Upon any conversion of shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock and Class A-4 Common Stock into shares of Unrestricted Class A Shares, any dividend, for which the record date or payment date is subsequent to the conversion, that has been declared on the shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock or Class A-4 Common Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the Unrestricted Class A Shares into or for which the shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock or Class A-4 Common Stock are so converted, and any such dividend that is declared on the shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock and Class A-4 Common Stock payable in shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock and Class A-4 Common Stock shall be deemed to have been declared, and shall be payable, in Unrestricted Class A Shares.

                  (g) Any shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock or Class A-4 Common Stock that have been converted into Unrestricted Class A Shares will be retired with no further action by the corporation, and will become authorized and unissued shares of Class A Common Stock.

                  (h) The corporation at all times shall reserve and keep available, out of its authorized but unissued Class A Common Stock, at least the number of shares of Class A Common Stock that would become issuable upon the conversion of all shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock and Class A-4 Common Stock then outstanding.

                  (i) In connection with any Transfer or conversion of any shares of any class of Common Stock pursuant to or as permitted by the provisions of this Section 1, or in connection with the making of any determination referred to in this Section 1, neither the corporation nor any director, officer, employee or agent of the corporation shall be liable in any manner for any action taken or omitted in good faith.

                  (j) Except as permitted by this Section 1 of this Subdivision 3, any proposed Transfer of shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock or Class A-4 Common Stock shall be void.

         ARTICLE FIVE:

                  (A) The initial board of directors of the corporation shall consist of 29 members, including 26 Equity Directors, one Class B-1 Director, one Class B-2 Director and one Class B-3 Director. The terms of 20 Equity Directors shall expire at the annual meeting of shareholders to be held in April 2002 (the "April 2002 Annual Meeting"). The terms of the remaining six Equity Directors, one Class B-1 Director, one Class B-2 Director and one Class B-3 Director shall expire at the annual meeting of shareholders to be held in April 2003.

                  (B) At the April 2002 Annual Meeting, the size of the board of directors of the corporation shall be reduced to 19 members by eliminating 10 Equity Director memberships. At the 2002 Annual Meeting, 10 directors shall be elected to serve two-year terms as follows:

                           (i) Seven directors shall be elected as Equity Directors;

                           (ii) Two directors shall be elected as Class B-1 Directors; and

                           (iii) One director shall be elected as a Class B-2 Director.

                  Of the nine directors whose terms expire at the annual meeting of shareholders to be held in April 2003:

                           (i) Six directors shall be elected as Equity
         Directors;

                           (ii) One director shall be elected as a Class B-1 Director;

                           (iii) One director shall be elected as a Class B-2 Director; and


                           (iv) One director shall be elected as a Class B-3 Director.

                  (C) At each succeeding annual meeting of shareholders, the successors of the Class B-1 Directors, the Class B-2 Directors, any Class B-3 Director and the Equity Directors whose terms expire at that meeting shall be elected by the holders of the Class B-1 Common Stock, the Class B-2 Common Stock, the Class B-3 Common Stock, and the Common Stock voting as a single class, respectively. The directors so elected shall be elected for a term expiring at the annual meeting of shareholders held in the second year following the year of their election, and until their successors are duly elected and qualified and have accepted office, subject to death, resignation or removal from office. Any vacancy occurring in a directorship may be filled by the board of directors; PROVIDED, HOWEVER, that any vacancy occurring with respect to a Class B-1 Director, a Class B-2 Director or a Class B-3 Director shall be filled from the candidates who lost for such position from the most recent election, with the candidates being selected to fill such vacancy in the order of the aggregate number of votes received in such previous election. Any persons so elected shall serve for the remaining term of his or her predecessor in office.

                  (D) No person shall be eligible for election as a Class B-1 Director, a Class B-2 Director or a Class B-3 Director unless he or she shall own, or be recognized as the owner for the purposes of the Exchange of, at least one share of the class of Class B Common Stock entitled to elect such director.

                  (E) Any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to elect such person as a director.

                  (F) The Equity Directors shall include two non-voting members until the April 2002 Annual Meeting at which time such directorships will be eliminated.

         ARTICLE SIX: The board of directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the corporation shares of Preferred Stock, Class A Common Stock or securities of any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the board of directors and set forth in the contracts or instruments that evidence such rights. The authority of the board of directors with respect to such rights shall include, without limitation, determination of the following:

                  (A) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

                  (B) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the corporation;

                  (C) Provisions which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the corporation, a change in ownership of the corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the corporation or any stock of the corporation, and provisions restricting the ability of the corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the corporation under such rights;

                  (D) Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

                  (E) Provisions which permit the corporation to redeem or to exchange such rights; and

                  (F) The appointment of a rights agent with respect to such rights.

         ARTICLE SEVEN:

                  (A) In furtherance of and not in limitation of the powers conferred by law, the board of directors is expressly authorized and empowered to adopt, amend or repeal the bylaws of the corporation; PROVIDED, HOWEVER, that the bylaws may also be altered, amended or repealed by the affirmative vote of the holders of two-thirds of the voting power of the then outstanding Common Stock, voting together as a single class.

                  (B) Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

         ARTICLE EIGHT: No shareholder shall have any preemptive right to subscribe to an additional issue of any class or series of the corporation's capital stock or to any securities of the corporation convertible into such stock.

         ARTICLE NINE: Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least two-thirds of the voting power of the then outstanding Common Stock, voting together as a single class, shall be required to amend, repeal or adopt any provisions inconsistent with Paragraph (E) of Article Five or Articles Six, Nine, Ten, Eleven, Twelve, Thirteen or Fourteen of this Certificate of Incorporation.

         ARTICLE TEN: No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article by the shareholders shall not adversely affect any right or protection of a director of the corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

         ARTICLE ELEVEN: The corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; PROVIDED, HOWEVER, that, except for proceedings to enforce rights to indemnification, the corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors. The right to indemnification conferred by this Article Eleven shall include the right to be paid by the corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

         The corporation may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Article Eleven to directors and officers of the corporation.

         The rights to indemnification and to the advance of expenses conferred in this Article Eleven shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the bylaws of the corporation, any statute, agreement, vote of shareholders or disinterested directors or otherwise.

         Any repeal or modification of this Article Eleven by the shareholders of the corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

         ARTICLE TWELVE: In furtherance and not in limitation of the powers conferred by law or in this Certificate of Incorporation, the board of directors (and any committee of the board of directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the board of directors or such committee may determine to be reasonably necessary or desirable to (A) encourage any person to enter into negotiations with the board of directors and management of the corporation with respect to any transaction which may result in a change in control of the corporation which is proposed or initiated by such Person or (B) contest or oppose any such transaction which the board of directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the corporation and its business, assets or properties or the shareholders of the corporation, including, without limitation, the adoption of such plans or the issuance of such rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the corporation, which rights, options, capital stock, notes, debentures or other evidences of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the board of directors or such committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the board of directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof.

         ARTICLE THIRTEEN: No action required to, or which may, be taken at an annual or special meeting of shareholders of the corporation may be taken without a meeting, and the power of the shareholders of the corporation to act by written consent, whether pursuant to Section 228 of the DGCL or otherwise, is specifically denied.

         ARTICLE FOURTEEN: Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by this Certificate of Incorporation, may be called by the Chairman of the Board, in his discretion, and shall be called by the Chairman of the Board or the Secretary at the request in writing of a majority of the directors then holding office. Any such written request shall state the purpose or purposes of the proposed meeting.

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf as of the 3rd day of December, 2001.



                                       CHICAGO MERCANTILE EXCHANGE
                                       HOLDINGS INC.

                                       By: /s/ C.S. Donohue

                                           -----------------------------------
                                           Name:  Craig S. Donohue
                                           Title: Managing Director and Chief
                                           Administrative Officer